    As filed with the Securities and Exchange Commission on July 31, 1996

                                                      REGISTRATION NO. 33-

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933

                           ----------------------

                         IBIS TECHNOLOGY CORPORATION
           (Exact name of Registrant as specified in its charter)

         MASSACHUSETTS                                             04-2987600
  (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            32 Cherry Hill Drive
                             Danvers, MA  01923
                               (508) 777-4247
                  (Address of Principal Executive Offices)

IBIS TECHNOLOGY CORPORATION 1993 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION
                                    PLAN
                         (Full titles of the plans)

                      GEOFFREY RYDING, PH.D., PRESIDENT
                         IBIS TECHNOLOGY CORPORATION
                            32 Cherry Hill Drive
                             Danvers, MA  01923
                               (508) 777-4247
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                         Proposed              Proposed
                                                          maximum               maximum
           Title of               Amount to be        offering price           aggregate               Amount of
  securities to be registered     registered(1)        per share(2)        offering price(2)       registration fee
- ------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.008 par value        315,500               $6.95                $2,192,725               $  757
                                     184,500               $6.75                $1,245,375               $  430
                                     -------                                                             ------
                                     500,000                                                             $1,187

====================================================================================================================================

(1)      The number of shares of common stock, par value $.008 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Ibis Technology Corporation 1993 Employee, Director and Consultant Stock Option Plan (the "Plan"). The
         maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)      This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of
         Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and
         (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the
         Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System
         (NASDAQ) as of a date (July 25, 1996) within 5 business days prior to filing this Registration Statement.

====================================================================================================================================

                           Exhibit Index on p. II-6

                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Explanatory Note. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 500,000 new shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (No. 33-81452) registering an aggregate of 635,479 shares of Common Stock under the Registrant's 1988 Stock Option Plan and the Plan was filed with the Commission on July 12, 1994.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
- --------------------------------------------------------

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (c) The Company's Current Report on Form 8-K for the December 19, 1995 event.

         (d) The Company's Current Report on Form 8-K for the March 14, 1996 event.

         (e) The Company's Current Report on Form 8-K for the May 22, 1996 event.

         (f) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-13078) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
- ----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- -----------------------------------------------

         Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own an aggregate of approximately 600 shares of Common Stock and 600 Redeemable Warrants (each Redeemable Warrant is currently exercisable for approximately
1.04 shares of Common Stock at a price of $8.08 per share, subject to certain anti-dilution provisions contained in the Redeemable Warrants).

Item 6.  Indemnification of Directors and Officers.
- --------------------------------------------------

         Incorporated herein by reference from Registration Statement on Form S-1, No. 333-1174.

Item 7.  Exemption from Registration Claimed.
- --------------------------------------------

         Not applicable.

Item 8.  Exhibits.
- -----------------

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.
- ---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)        To include any prospectus required by
                   Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ([Section] 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                         SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danvers, Massachusetts on July 31, 1996.


                                         IBIS TECHNOLOGY CORPORATION



                                         By  /s/ Geoffrey Ryding
                                            ----------------------------
                                            Geoffrey Ryding, Ph.D., President
                                            and Chief Executive Officer



         Each person whose signature appears below constitutes and appoints Geoffrey Ryding, Timothy J. Burns and Debra L. Carroll, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 of Ibis Technology Corporation (including post-effective amendments), or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                           Date
     ---------                        -----                           ----

/s/ Richard Hodgson
- --------------------------       Chairman of the                  July 31, 1996
Richard Hodgson                  Board of Directors
                                 and Director

/s/ Geoffrey Ryding
- --------------------------       President, Chief Executive       July 31, 1996
Geoffrey Ryding, Ph.D.           Officer, and Director
                                 (principal executive
                                 officer)

/s/ Timothy J. Burns
- --------------------------       Chief Financial Officer and      July 31, 1996
Timothy J. Burns                 Operations Manager
                                 (principal financial
                                 officer)

/s/ Debra L. Carroll
- --------------------------       Controller, Treasurer,           July 31, 1996
Debra L. Carroll                 and Clerk (principal
                                 accounting officer)

/s/ Peter H. Rose
- --------------------------       Director                         July 31, 1996
Peter H. Rose, Ph.D.

/s/ Ted R. Dintersmith
- --------------------------       Director                         July 31, 1996
Ted R. Dintersmith, Ph.D.

                         IBIS TECHNOLOGY CORPORATION

                         INDEX TO EXHIBITS FILED WITH
                       FORM S-8 REGISTRATION STATEMENT


Exhibit
Number            Description
- -------           -----------

 (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to Registration Statement on Form S-1, as amended, No. 333-1174, and incorporated herein by reference).

 (4.2)            Article 4 of Restated Articles of Organization (Filed as
                  Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-1174, and incorporated herein by reference).

 (4.3) Restated By-Laws (Filed as Exhibit 3.2 to Registration Statement on Form S-1, as amended, No. 333-1174, and incorporated herein by reference).

 (5)              Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  as to the legality of shares being registered.

(10.1) Ibis Technology Corporation 1993 Employee, Director and Consultant Stock Option Plan (Filed as Exhibit 10.15 to Registration Statement on Form S-1, as amended, No. 333-1174, and incorporated herein by reference).

(23.1)            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  (included in opinion of counsel filed as Exhibit 5).

(23.2)            Consent of KPMG Peat Marwick LLP.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)